EXHIBIT 2.1

EXECUTION VERSION

SECURITIES EXCHANGE AGREEMENT

By and Between

GBANK FINANCIAL HOLDINGS INC.

and

BANKCARD SERVICES, LLC

Dated as of June 25, 2024

ii

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SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (this “Agreement”), is entered into as of the 25th day of June, 2024, by and between BANKCARD SERVICES, LLC, a Nevada limitedliability company (the “Company”), and GBANK FINANCIAL HOLDINGS INC., a Nevada corporation (the “Parent”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 5.01 hereof.

RECITALS

WHEREAS, the Parent has authorized for issue 30,000,000 shares of its nonvoting common stock, par value $0.0001 per share (the “Parent Nonvoting Common Stock”);

WHEREAS, the Parent desires to issue 231,508 shares of Parent Nonvoting Common Stock to the Company with an aggregate value of $3,298,989.00, on the terms and subject to the conditions set forth herein (the “Parent Stock Issuance”);

WHEREAS, the Company desires to issue to the Parent membership interests in the form of 143,371.4 nonvoting common shares of the Company representing 32.99% of the Company’s total outstanding Membership Interests (which, for the avoidance of doubt, excludes the Profits Interests Shares) with an aggregate value of $3,298,989.00, on the terms and subject to the conditions set forth herein (the “Company Share Issuance,” and, together with the Parent Stock Issuance, the “Exchange”);

WHEREAS, the parties hereto intend that each of the Parent Stock Issuance and the Company Share Issuance shall be treated in accordance with Section 1032 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the manager of the Company (the “Company Manager”) has: (a) determined that it is in the best interests of the Company and the holders (each such holder, a “Member” and collectively, the “Members”) of ownership interests in the Company (the “Membership Interests”), and declared it advisable, to enter into this Agreement with the Parent; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Exchange;

WHEREAS, the Board of Directors of the Parent (the “Parent Board”) has previously established a Joint Special Committee (the “Joint Special Committee”) consisting of the independent members of the Parent Board and the independent members of the board of directors (“Bank Board”) of GBank, a Nevada state bank and wholly-owned subsidiary of the Parent (the “Bank”), with respect to consideration of this Agreement and the Exchange due to the ownership interests in the Company held by certain members of the Parent Board and the Bank Board;

WHEREAS, the disinterested members of the Parent Board have unanimously: (a) determined that it is in the best interests of the Parent and its stockholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Exchange; and

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WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Exchange and the other transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

THE EXCHANGE

Section 1.01 The Exchange. At the Closing, automatically and without any action on the part of any party or other person:

(a) Exchange of Company Nonvoting Common Shares. Subject to the terms and conditions set forth in this Agreement and to effect the Exchange, the Company shall issue and deliver to the Parent 143,371.4 Nonvoting Common Shares (the “Company Shares”), representing 32.99% of the Company’s total outstanding Membership Interests (which, for the avoidance of doubt, excludes the Profits Interests Shares) immediately after the Closing, and the Company shall receive the consideration as set forth in Section 1.01(b) hereto.

(b) Exchange of the Parent Nonvoting Common Stock. Subject to the terms and conditions set forth in this Agreement and to effect the Exchange, the Parent shall issue and deliver to the Company 231,508 shares of the Parent Nonvoting Common Stock (the “Parent Shares”), and the Parent shall receive the consideration as set forth in Section 1.01(a) hereto (hereinafter, consideration exchanged by the Parent and the Company in Sections 1.01(a) and 1.01(b) hereto, the “Exchange Consideration”).

(c) Exemption from Registration. The parties intend that the Parent Shares to be issued to the Company and the Company Shares to be issued to the Parent as part of the Exchange Consideration shall each be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and the rules and regulations promulgated by the SEC thereunder.

Section 1.02 Exchange Procedures.

(a) Issuance of the Parent Shares. At the Closing, the Parent will, in exchange for the Company Shares, issue the Parent Shares free and clear of all Liens and directly to the Company, and the Parent Shares shall be issued in book entry form.

(b) Issuance of the Company Shares. At the Closing, the Company will, in exchange for the Parent Shares, issue the Company Shares free and clear of all Liens and directly to the Parent, and the Company Shares shall be issued in book entry form; and such issuance shall be memorialized in the TAROA, a true and correct copy of which has been delivered or made available to the Parent.

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Section 1.03 Closing. The execution and delivery of this Agreement and the deliverables set forth below (the “Closing”) shall occur remotely via electronic or other exchange of documents and signature pages as soon as practicable. The actual date and time of the Closing is hereinafter referred to as the “Closing Date.”

(a) At the Closing, the Company shall deliver or cause to be delivered to the Parent (unless otherwise indicated) the following (the “Closing Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Company Manager approving the transactions contemplated by this Agreement and the issuance of the Company Shares, (b) certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company, (c) certifying that the TAROA was duly adopted by Majority Shareholder Consent (as defined in the TAROA) and is in full force and effect and (d) certifying the Company’s Charter Documents;

(iii) a Certificate of Existence of the Company from the Nevada Secretary of State as of a recent date; and

(iv) evidence of issuance of the Company Shares to the Parent in uncertificated form.

(b) At the Closing, the Parent shall deliver or cause to be delivered to the Company the following (the “Closing Parent Deliverables”):

(i) this Agreement, duly executed by the Parent;

(ii) a certificate of the Secretary of the Parent, dated as of the Closing Date, (a) certifying the resolutions adopted by the Parent Board approving the transactions contemplated by this Agreement and the issuance of the Parent Shares, (b) certifying as to the signatures and authority of persons signing this Agreement on behalf of the Parent, and (c) certifying the Parent’s Charter Documents;

(iii) a Certificate of Existence of the Parent from the Nevada Secretary of State as of a recent date; and

(iv) evidence of issuance of the Parent Shares to the Company in uncertificated form.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the Company Disclosure Letter that relates to such Section or in another Section of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, which Company Disclosure Letter shall be furnished by the Company to the Parent on or before the Closing Date, time being of the essence thereof, the Company hereby represents and warrants to the Parent as follows:

Section 2.01 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. The Company is a limited-liability company, duly organized in the State of Nevada, validly existing, and in good standing under the Laws of Nevada, and has the requisite limited-liability company power and authority to own, lease, and operate its assets and to carry on its business as now conducted. The Company is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Charter Documents. The Company has delivered or made available to the Parent a true and correct copy of its Charter Documents. The Company is not in violation of any of the provisions of its Charter Documents.

(c) Subsidiaries. The Company has no Subsidiaries.

Section 2.02 Capital Structure.

(a) Capital Securities. The Company has outstanding 120,260.4 Voting Common Shares, no Nonvoting Common Shares, 36,000 Series A Preferred Shares, 134,958 Series B Preferred Shares, and 39,000 Profits Interests Shares, and the TAROA accurately sets forth the name of each holder of the Company as of immediately prior to the Closing and the shares held by each of them. The Company does not have outstanding any other securities or ownership interests. All of the outstanding shares of limited-liability company interest of the Company are, and all shares of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights, in each case, except as otherwise provided in the TAROA. There are no outstanding Contracts requiring the Company to repurchase, redeem, or otherwise acquire any Membership Interests. The Company is not a party to any voting agreement with respect to any Membership Interests.

(b) Options and Grants. The Company does not have outstanding any options, warrants, or other rights of any kind to acquire its securities. The Company is not obligated to issue or grant any securities.

(c) Voting Debt. No bonds, debentures, notes, or other indebtedness issued by the Company: (i) having the right to vote on any matters on which Members of the Company may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the Membership Interests in the Company, are issued or outstanding (collectively, “Voting Debt”).

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(d) Pro Forma Shares. Immediately following the Closing, the Company shall have issued and outstanding 120,260.4 Voting Common Shares, 143,371.4 Nonvoting Common Shares, 36,000 Series A Preferred Shares, 134,958 Series B Preferred Shares, and 39,000 Profits Interests Shares.

Section 2.03 Valid Issuance; Bad Actor.

(a) Valid Issuance. The Company Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, shall be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the TAROA and applicable state and federal securities Laws. Assuming the accuracy of the representations of the Parent in Article III of this Agreement and subject to the filings described in Section 2.04(c) below, the Company Shares shall be issued in compliance with all applicable state and federal securities Laws.

(b) Bad Actor. The Company has exercised reasonable care, in accordance with the rules and guidance of the SEC, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as hereinafter defined) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as hereinafter defined) is subject to any of the “bad actor” disqualifications (“Disqualification Events”) described in Rule 506(d)(1)(i) through (viii) promulgated by the SEC under the Securities Act. To the Company’s Knowledge, no Covered Person is subject to a Disqualification Event. “Covered Persons” are those persons specified in Rule 506(d)(1) promulgated by the SEC under the Securities Act, including the Company; any predecessor or affiliated issuer of the Company; any director, executive officer, or other officer participating in the offering; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 promulgated by the SEC under the Securities Act) connected with the Company in any capacity at the time of the sale of the Company Shares; and any person that has been or shall be paid (directly or indirectly) remuneration for solicitation of purchasers (a “Solicitor”) in connection with the sale of the Company Shares, any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

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Section 2.04 Authority; Non-Contravention; Governmental Consents; Company Manager Approval; Anti-Takeover Statutes.

(a) Authority. The Company has all requisite limited-liability company power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary limitedliability company action on the part of the Company and no other limited-liability company proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Exchange, the Company Share Issuance, and the other transactions contemplated hereby. Under the Company’s Charter Documents and in accordance with the NLLCA, the Company Manager acting unilaterally has all requisite power and authority necessary to approve and adopt this Agreement, approve the Exchange, and consummate the Exchange and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Parent, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Exchange, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; (ii) assuming that all Consents contemplated by clauses (i)-(ii) of Section 2.04(c) have been obtained or made, conflict with or violate any Law applicable to the Company, any of its Subsidiaries, or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which the Company is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Governmental Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the Exchange, the Company Share Issuance, and other transactions contemplated hereby, except for: (i) applicable requirements, filings and fees, if any, of the Securities Act, the Exchange Act, or applicable state securities or “blue sky” Laws of the states of the United States, including, without limitation, the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act; (ii) the other Consents, if any, of Governmental Entities listed in Section 2.04(c) of the Company Disclosure Letter (the “Other Governmental Approvals”); and (iii) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(d) Company Manager Approval. The Company Manager, by resolutions duly adopted, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Exchange and the Company Share Issuance, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s Members; and (ii) approved this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Exchange and the Company Share Issuance, upon the terms and subject to the conditions set forth herein.

(e) Anti-Takeover Statutes. No “fair price,” “moratorium,” “acquisition of controlling interest,” “supermajority,” “affiliate transactions,” “combination with interested stockholders,” or other similar anti-takeover statute or regulation enacted under any federal, state, or local Laws applicable to the Company is applicable to this Agreement, the Exchange, or any of the other transactions contemplated by this Agreement.

Section 2.05 Financial Statements; Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a) Financial Statements. The Company has delivered or made available to the Parent true and correct copies of: (i) its profit and loss statement and statement of cash flows for the years ended December 31, 2023, 2022, and 2021 and for the three-month period ended March 31, 2024; and (ii) its balance sheet as at December 31, 2023 and 2022 and as at March 31, 2024. Each of such financial statements (including, in each case, any notes and schedules thereto), for the avoidance of doubt, has not been prepared in accordance with generally accepted accounting principles (“GAAP”); however such financial statements have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, and to the belief of the Company, fairly present the financial position and the results of operations and cash flows of the Company as of the respective dates of and for the respective periods referred to in such financial statements.

(b) Undisclosed Liabilities. The balance sheet of the Company dated as of March 31, 2024 is hereinafter referred to as the “Company Balance Sheet.” The Company does not have any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Company Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(c) Accounting, Securities, or Other Related Complaints or Reports. The Company maintains accurate books and records reflecting its and its Subsidiaries’ assets and liabilities in all material respects and, for companies of its respective size and scope, maintains proper and adequate internal accounting controls. The financial books and records of the Company accurately reflect, in all material respects, on a basis consistent with past periods and throughout the periods involved, all transactions of the Company and its Subsidiaries, including all Related Party Transactions. Neither the Company nor the Company Manager has received any written complaint, allegation, assertion, or claim regarding the financial accounting or internal accounting controls of the Company or any written complaint, allegation, assertion, or claim from officers or employees of the Company regarding questionable financial accounting with respect to the Company. No attorney representing the Company, whether or not employed by the Company, has reported credible evidence of any material violation of securities Laws, breach of fiduciary duty, fraud, or similar material violation by the Company, the Company Manager (or any of its employees), or any officers or agents to the Company.

Section 2.06 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement, the adoption of the TAROA and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice and the Company has not taken action to do or cause any of the following:

(a) any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b) amend or propose to amend its Charter Documents;

(c) (i) split, combine, or reclassify any Membership Interests, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Membership Interests, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any of its Membership Interests;

(d) issue, grant, sell, pledge, dispose of, or encumber any Membership Interests or any options, warrants or other rights to acquire Membership Interests or securities convertible into or exchangeable for Membership Interests;

(e) except pursuant to any Contract or other obligation in effect as of the date of this Agreement or in the ordinary course of business consistent with past practice, and except as set forth on Section 2.06(e) of the Company Disclosure Letter, (i) increase the compensation payable or that could become payable to the Company Manager or the Company’s officers, consultants, or any employees, or (ii) promote any officers or employees;

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(f) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person in excess of $10,000 in the aggregate;

(g) (i) transfer, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any assets; provided, that the foregoing shall not prohibit the Company from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting non-exclusive licenses under the Company IP, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(h) repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(i) enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof, would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder;

(j) institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of an amount exceeding $20,000 in the aggregate, other than the settlement of claims, liabilities, or obligations reserved against on the Company Balance Sheet; provided, that the Company shall not settle or agree to settle any Legal Action in which settlement involves a conduct remedy or injunctive or similar relief by the Company or has a restrictive impact on the Company’s business;

(k) make any material change in any method of financial accounting principles or practices, in each case except for any such change required by applicable Law;

(l) (i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Company Balance Sheet, (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company;

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(m) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;

(n) abandon, allow to lapse, sell, assign, transfer, grant any security interest in or otherwise encumber or dispose of any Company IP, or grant any right or license to any Company IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(o) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(p) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, if the Company were subject thereto (“Related Party Transaction”);

(q) adopt or implement any stockholder rights plan or similar arrangement; or

(r) agree or commit to do any of the foregoing.

Section 2.07 Taxes.

(a) Tax Returns and Payment of Taxes. The Company has duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by it. Such Tax Returns are true, complete, and correct in all material respects. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company’s financial statements.

(b) Availability of Tax Returns. The Company has made available to the Parent complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of the Company.

(c) Withholding. The Company has withheld and timely paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, customer, Member, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.

(d) Liens. There are no Liens for material Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable.

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(e) Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company.

(f) Tax Jurisdictions. No claim has ever been made in writing by any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax in that jurisdiction.

(g) Intended Tax Treatment. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, and to the Knowledge of the Company there exists no fact or circumstance, that is reasonably likely to prevent or impede either the Parent Stock Issuance or the Company Share Issuance from being treated in accordance with Section 1032 of the Code.

Section 2.08 Intellectual Property.

(a) Scheduled Company-Owned IP. Section 2.08(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to or with any Governmental Entity or authorized private registrar, including patents, patent applications, trademark registrations (including service marks and trade dress), trademark applications (including the business appurtenant thereto), copyright registrations and pending applications for registration, and internet domain name registrations and social media handles; and (ii) material unregistered Company-Owned IP, including, without limitation, any common law trademarks, service marks and trade dress, unregistered copyright and trade secrets.

(b) Right to Use; Title. The Company is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Company-Owned IP, and has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted (“Company IP”), in each case, free and clear of all Liens other than Permitted Liens, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Validity and Enforceability. The Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting, and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company either (i) has obtained all necessary assignments, work for hire agreements, and disclosures from the Company’s employees to perfect Company’s ownership of Company-Owned IP, or (ii) has, in good faith, no reason to believe that any assignments, work for hire agreements, and disclosures from Company’s employees are necessary to perfect Company’s ownership of Company-Owned IP. The Company and each of its Subsidiaries have taken reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all trade secrets included in the Company IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(d) Non-Infringement. Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the conduct of the businesses of the Company and any of its Subsidiaries has not infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person; and (ii) to the Knowledge of the Company, no third party is infringing upon, violating, or misappropriating any Company IP.

(e) IP Legal Actions and Orders. There are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation, or violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person; or (ii) challenging the validity, enforceability, or ownership of any CompanyOwned IP or the Company’s rights with respect to any Company IP, in each case except for such Legal Actions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is not subject to any outstanding Order that restricts or impairs the use of any Company-Owned IP, except where compliance with such Order would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The Company IT Systems. Since January 1, 2021, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has used all reasonable efforts to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Privacy and Data Security. The Company has complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Company’s business, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2021, the Company has not: (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in its possession or control; or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Legal Action by any Governmental Entity or other Person concerning the Company’s collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to the Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Legal Action, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 2.09 Compliance; Permits.

(a) Compliance. The Company is, and since January 1, 2018 has been, in material compliance with all Laws or Orders applicable to the Company or by which the Company or its business or properties is bound. Since January 1, 2018, no Governmental Entity has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law in any material respect. To the Company’s Knowledge, since January 1, 2018, no investigation or inquiry (other than ordinary course reviews) is currently being or has been conducted or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any of its or any of its Subsidiaries’ executive officers or directors: (A) has ever been charged with, indicted for or convicted of any felony or any crime involving fraud, misrepresentation or insider trading, or (B) is subject to any outstanding order barring, suspending or otherwise materially limiting the right of any such individual to engage in any activity conducted as part of the business of the Company as currently conducted.

(b) Permits. The Company holds, to the extent necessary to operate its business as it is being operated as of the date hereof, all permits, licenses, registrations, variances, clearances, consents, commissions, franchises, exemptions, Orders, authorizations, and approvals from Governmental Entities (collectively, “Permits”), except for any Permits which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company is pending or, to the Knowledge of the Company, threatened, except for any such suspension, cancellation, nonrenewal or adverse modification that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is and, since January 1, 2018, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 2.10 Litigation. There is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or its properties or assets or, to the Knowledge of the Company, the Company Manager in its capacity as such other than any such Legal Action that: (a) does not involve an amount in controversy in excess of $50,000; and (b) does not seek material injunctive or other material non-monetary relief. Neither the Company nor any of its properties or assets is subject to any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent (“Order”), which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any malfeasance by the Company Manager.

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Section 2.11 Brokers’ and Finders’ Fees. The Company has not incurred, nor will it incur, directly or indirectly, any Liability for investment banker, financial advisor, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.

Section 2.12 Related Person Transactions. There are, and since January 1, 2022, there have been, no Contracts, transactions, arrangements, or understandings between the Company, on the one hand, and any Affiliate (including the Company Manager or any officer or employee of the Company, or the respective family members of any of the foregoing) thereof or any holder of 5% or more (based upon allocation of the Exchange Consideration hereunder) of the Membership Interests (or any of their respective family members), on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC (if the Company were subject to such regulation) that has not been disclosed in the Company Disclosure Letter.

Section 2.13 Employee and Employee Benefit Issues. The Company has no, and has never had any, employee benefit plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, health, dental, retirement, life insurance, death, accidental death and dismemberment, disability, fringe, or wellness benefits, or other employee benefits or remuneration of any kind, including any employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, whether written or unwritten or otherwise, funded or unfunded, insured or selfinsured, including, without limitation, any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

Section 2.14 Real Property and Personal Property Matters.

(a) Owned Real Estate. The Company does not own any real property and is not a party to any agreement or option to purchase any real property or interest therein.

(b) Leased Real Estate. Section 2.14(b) of the Company Disclosure Letter contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each Leased Real Estate (including the date and name of the parties to such Lease document). The Company has delivered to the Parent a true and complete copy of each such Lease. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as set forth on Section 2.14(b) of the Company Disclosure Letter, with respect to each Lease: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) the Company is not, nor, to the Knowledge of the Company, is any other party to the Lease, in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iii) the Company’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. The Company has not assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company subleased, licensed, or otherwise granted any Person a right to use or occupy such Leased Real Estate or any portion thereof.

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(c) Real Estate Used in the Business. The Leased Real Estate identified in Section 2.14(b) of the Company Disclosure Letter comprises all of the real property used or intended to be used in, or otherwise related to, the business of the Company.

(d) Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company is in possession of and has good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company, free and clear of all Liens other than Permitted Liens.

Section 2.15 Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company is and has been in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company as currently conducted. The Company has not received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. The Company is not subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing. The Company has not assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

Section 2.16 Material Contracts.

(a) Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company is a party or any of its assets are bound (excluding any Leases):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), whether or not filed by the Company with the SEC;

(ii) any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (A) officer of the Company, (B) the Company Manager, or (C) employee or independent contractor providing for an annual base salary or payment in excess of $100,000;

(iii) any Contract providing for indemnification or any guaranty by the Company, in each case that is material to the Company, other than any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

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(iv) any Contract that purports to limit in any material respect the right of the Company to (A) engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(v) any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company after the date of this Agreement of assets or capital stock or other equity interests of any Person, in each case with a fair market value in excess of $100,000;

(vi) any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the Company;

(vii) any Contract that obligates the Company to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;

(viii) any partnership, joint venture, or limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company;

(ix) any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $100,000, other than accounts receivables and payables;

(x) any employee collective bargaining agreement or other Contract with any labor union;

(xi) any Company IP Agreement, other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the Company;

(xii) any other Contract under which the Company is obligated to make payment or incur costs in excess of $100,000 in any year and which is not otherwise described in clauses (i)–(xi) above; or

(xiii) any Contract which is not otherwise described in clauses (i)-(xii) above that is material to the Company.

(b) Schedule of Material Contracts; Documents. Section 2.16(b) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all Company Material Contracts. The Company has made available to the Parent correct and complete copies of all Company Material Contracts, including any amendments thereto.

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(c) No Breach. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) all of the Company Material Contracts are legal, valid, and binding on the Company, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither the Company, nor to the Knowledge of the Company, any third party, has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract; and (iii) neither the Company, nor to the Knowledge of the Company, any third party, is in breach or default, or has received written notice of breach or default, of any Company Material Contract. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Company Material Contract by the Company or, to the Knowledge of the Company, any other party thereto, and, as of the date of this Agreement, the Company has not received written notice of the foregoing from the counterparty to any Company Material Contract (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel, or modify any Company Material Contract (whether as a result of a change of control or otherwise), in each case, except for such breaches or defaults that have not, individually or in the aggregate, had, and would not reasonably be expected to have, a Company Material Adverse Effect.

Section 2.17 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all insurance policies maintained by the Company are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industry in which the Company operates, and as is sufficient to comply with applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company is not in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and to the Knowledge of the Company: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 2.18 Acknowledgment of Restrictions on Transferability. The Company acknowledges and understands that the Parent Shares will not be registered under the Securities Act, and as such, the Parent Shares to be issued shall be restricted securities as defined in Rule 144 promulgated by the SEC under the Securities Act (“Rule 144”). Furthermore, the stock certificates or uncertificated book entries that will evidence such shares of the Parent Nonvoting Common Stock will bear the following restrictive legend or one substantially similar thereto:

The transferability of the securities evidenced hereby is restricted by the provisions of that certain Securities Exchange Agreement, dated June [__], 2024, by and between GBank Financial Holdings Inc. and BankCard Services, LLC and any transfer of such securities in violation of such restrictions is void.

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The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities laws of any state. Accordingly, the sale, transfer, pledge, hypothecation, or other disposition of any such securities or any interest therein may not be accomplished except pursuant to an effective registration statement under the Act and qualification under applicable state securities laws, or pursuant to an opinion of counsel, satisfactory in form and substance to GBank Financial Holdings Inc., to the effect that such registration and qualification are not required.

Section 2.19 Exempt Offering. None of the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of their respective Affiliates or any Person acting on any of their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) be integrated with the offer and exchange of the Company Shares, and (ii) make unavailable the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Company Shares as contemplated hereby.

Section 2.20 Independent Investigation. The Company has conducted, together with its financial, legal, and tax advisors, its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Parent, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Parent for such purpose. The Company acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Company has relied solely upon its own investigation, its own advisors, and the express representations and warranties of the Parent set forth in Article III of this Agreement (including the related portions of the Parent Disclosure Letter), and the Company has not relied upon any representation or warranty as to the Parent other than those set forth in Article III of this Agreement (including the related portions of the Parent Disclosure Letter); and (b) neither the Parent nor any other Person has made any representation or warranty as to the Parent, except as expressly set forth in Article III of this Agreement (including the related portions of the Parent Disclosure Letter).

Section 2.21 Economic Loss and Sophistication. The Company is able to bear the economic risk of losing its entire investment in the Parent Shares. The Company acknowledges that the Parent Shares are not readily marketable. The Company has such knowledge and experience in financial and business matters that the Company is capable of evaluating the risks and merits of the investment in the Parent Shares.

Section 2.22 No Registration of Interests. The Company acknowledges and agrees that, based in part upon its representations contained herein and in reliance upon applicable exemptions, no interest in the Parent Shares to be acquired by the Company has been or will be registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. The Company agrees not to offer, sell, pledge or otherwise dispose of all or any portion of the Parent Shares except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities Laws, unless (i) in the opinion of counsel for, or counsel satisfactory to, the Parent, the registration or qualification under the Securities Act and any applicable state securities Laws is not required, and (ii) if required, the Company has received any necessary regulatory approvals. The Company understands that Rule 144 may not become available for resales of the Parent Shares.

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Section 2.23 Investment Intent. The Company acknowledges that it is acquiring the Parent Shares for its own account for investment, and not with a view to any distribution, resale, subdivision, or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities Law, and the Company has no present plans to enter into any contract, undertaking, agreement, or arrangement for any such distribution, resale, subdivision, or fractionalization. The Parent Shares are not being acquired, directly or indirectly, as nominee, trustee or representative of or for any other person or persons.

Section 2.24 Performance Guarantee. None of the Parent, any broker or dealer, any of the officers, directors, shareholders, partners, employees or agents of either, or any other persons, whether expressly or by implication, has represented, guaranteed or warranted that (i) the Company will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Parent’s activities or the Company’s investment in the Parent; or (ii) the past performance or experience of the management of the Parent, or of any other person, does in any way indicate the future results of the ownership of the Parent Shares or of the Parent’s activities.

Section 2.25 Reliance. The Company acknowledges that it is not relying on any oral representation of any officer or director of the Parent or any person purported to be acting on behalf of the Parent. The Company is not relying on the Parent with respect to the tax and other economic considerations of an investment in the Parent Shares, and has consulted its own attorney, accountant or investment advisor with respect to an investment in the Parent Shares.

Section 2.26 Speculative Investment. The Company is aware that (i) an investment in the Parent Shares is speculative and involves a high degree of risk, which the Company has carefully considered, (ii) no federal or state agency has passed upon the merits of the sale of the Parent Shares, and (iii) there is expected to be no public market for the Parent Shares and it may not be possible for the Company to liquidate its investment in the Parent Shares. The Company is able to afford a complete loss of the investment.

Section 2.27 Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and, to the Company’s Knowledge, immediately following the Closing shall not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and neither the Company nor any of its Subsidiaries sponsors any person that is such an investment company.

Section 2.28 No General Solicitation or General Advertising. Neither the Company nor, to the Company’s Knowledge, any person acting on its behalf has engaged or shall engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Company Shares pursuant to this Agreement.

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Section 2.29 No Change in Control. Neither the Company nor any of its Subsidiaries is a party to any employment, change in control, severance, or other compensatory agreement or any benefit plan pursuant to which the transactions contemplated by this Agreement would trigger a “change of control” or other similar provision in any of the agreements or plans, which would result in payments to the counterparty or the acceleration of vesting of benefits.

Section 2.30 Anti-Corruption Matters. Since January 1, 2018, none of the Company, the Company Manager, or any of the Company’s officers or, to the Knowledge of the Company, any employee or agent of the Company has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Entity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of the Company, no Governmental Entity is investigating, examining, or reviewing the Company’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in the correspondingly numbered Section of the Parent Disclosure Letter that relates to such Section or in another Section of the Parent Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, which Parent Disclosure Letter shall be furnished by the Parent to the Company on or before the Closing Date, time being of the essence thereof, the Parent represents and warrants to the Company as follows:

Section 3.01 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. Each of the Parent and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the Laws of Nevada, and has the requisite corporate power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of the Parent and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Charter Documents. The Parent has delivered or made available to the Company a true and correct copy of the Charter Documents of the Parent. The Parent is not in violation of the provisions of its Charter Documents.

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(c) Subsidiaries. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Parent have been validly issued and are owned by the Parent, directly or indirectly, free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (i) imposed by applicable securities Laws; or (ii) arising pursuant to the Charter Documents of any non-wholly owned Subsidiary of the Parent.

Section 3.02 Capital Structure.

(a) Capital Stock. Section 3.02(a) of the Parent Disclosure Letter sets forth: (i) that 50,000,000 shares of voting common stock, par value $0.0001 per share (the “Parent Voting Common Stock”) are authorized for issue; (ii) that 30,000,000 shares of Parent Nonvoting Common Stock are authorized for issue; (iii) that 5,000,000 shares of preferred stock, par value $.0001 per share, of the Parent (the “Parent Preferred Stock”) are authorized for issue; and (iv) as of the close of business on the date immediately preceding the date of this Agreement, (x) the number of shares of the Parent Common Stock that were issued and outstanding (not including shares held in treasury), and (y) the number of shares of the Parent Common Stock that were issued and held by the Parent in its treasury. There are no shares of the Parent Preferred Stock that are issued and outstanding or held by the Parent in its treasury. No Subsidiary of the Parent owns any shares of the Parent Common Stock.

(b) Stock Awards. Section 3.02(b)(i) of the Parent Disclosure Letter sets forth, as of the close of business on the date immediately preceding the date of this Agreement, the aggregate number of shares of the Parent Common Stock that were: (A) reserved for issuance pursuant to the Parent Equity Awards not yet granted under the Parent Stock Plans; (B) reserved for issuance pursuant to outstanding the Parent Stock Options; and (C) issued and outstanding Parent Restricted Shares.

(c) Other than the Parent Equity Awards, as of the date hereof, there are no outstanding (A) securities of the Parent or any of its Subsidiaries convertible into or exchangeable for the Parent Voting Debt or shares of capital stock of the Parent, (B) options, warrants, or other agreements or commitments to acquire from the Parent or any of its Subsidiaries, or obligations of the Parent or any of its Subsidiaries to issue, any Parent Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Parent, or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Parent, in each case that have been issued by the Parent or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of Parent, being referred to collectively as “Parent Securities”). All outstanding shares of the Parent Common Stock, all outstanding Parent Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Parent, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

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(d) As of the date hereof, there are no outstanding Contracts requiring the Parent or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Parent Securities or Parent Subsidiary Securities. Neither the Parent nor any of its Subsidiaries is a party to any voting agreement with respect to any Parent Securities or the Parent Subsidiary Securities.

(e) Voting Debt. No bonds, debentures, notes, or other indebtedness issued by the Parent or any of its Subsidiaries: (i) having the right to vote on any matters on which stockholders or equityholders of the Parent or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Parent or any of its Subsidiaries (collectively, “Parent Voting Debt”), are issued or outstanding.

(f) Parent Subsidiary Securities. As of the date hereof, there are no outstanding: (i) securities of the Parent or any of its Subsidiaries convertible into or exchangeable for the Parent Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of the Parent; (ii) options, warrants, or other agreements or commitments to acquire from the Parent or any of its Subsidiaries, or obligations of the Parent or any of its Subsidiaries to issue, any Parent Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Parent; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Parent, in each case that have been issued by a Subsidiary of the Parent (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Parent Subsidiary Securities”).

Section 3.03 Valid Issuance; Bad Actor.

(a) Valid Issuance. The Parent Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, shall be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities Laws. Assuming the accuracy of the representations of the Company in Article II of this Agreement and subject to the filings described in Section 3.04(c) below, the Parent Shares shall be issued in compliance with all applicable state and federal securities Laws.

(b) Bad Actor. The Parent has exercised reasonable care, in accordance with the rules and guidance of the SEC, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person is subject to any Disqualification Events. To the Parent’s Knowledge, no Covered Person is subject to a Disqualification Event.

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Section 3.04 Authority; Non-Contravention; Governmental Consents; Board Approval.

(a) Authority. The Parent has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Parent and the consummation by the Parent of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize the execution and delivery of this Agreement or to consummate the Exchange, the Parent Stock Issuance, and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Parent and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by the Parent and the consummation by the Parent of the transactions contemplated by this Agreement do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Parent; (ii) conflict with or violate any Law applicable to the Parent or any of its properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Parent’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which the Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Parent or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Governmental Consents. Except as described in Section 3.04(c) of the Parent Disclosure Letter, no Consent of any Governmental Entity is required to be obtained or made by the Parent in connection with the execution, delivery, and performance by the Parent of this Agreement or the consummation by the Parent of the Exchange, the Parent Stock Issuance, and the other transactions contemplated hereby, except for (i) applicable requirements, filings and fees, if any, of the Securities Act, the Exchange Act, or applicable state securities or “blue sky” Laws of the states of the United States, including, without limitation, the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act or (ii) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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(d) Board Approval. The Parent Board, acting by resolutions duly adopted by unanimous written consent of the disinterested members of the Parent Board, duly executed in accordance with Section 78.315(2)(a) of the Nevada Revised Statutes and not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Exchange, and the Parent Stock Issuance, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Parent and the Parent’s stockholders, and (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Exchange and the Parent Stock Issuance, upon the terms and subject to the conditions set forth herein.

Section 3.05 Financial Statements; Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a) Financial Statements. The Parent has delivered or made available to the Company complete and accurate copies of its audited consolidated financial statements for the years ended December 31, 2023, 2022, and 2021 and its unaudited consolidated financial statements for the three-month period ended March 31, 2024. Each of such financial statements (including, in each case, any notes and schedules thereto): (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto); and (ii) fairly presented in all material respects the financial position and the results of operations and cash flows of the Company as of the respective dates of and for the respective periods referred to in such financial statements.

(b) Undisclosed Liabilities. The unaudited balance sheet of the Parent dated as of March 31, 2024 contained in the financial statements furnished by the Parent to the Company is hereinafter referred to as the “Parent Balance Sheet.” Neither the Parent nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Parent Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Accounting, Securities, or Other Related Complaints or Reports. The Parent maintains accurate books and records reflecting its and its Subsidiaries’ assets and liabilities in all material respects and, for companies of its respective size and scope, maintains proper and adequate internal accounting controls. The financial books and records of the Parent accurately reflect, in all material respects, on a basis consistent with past periods and throughout the periods involved, all transactions of the Parent and its Subsidiaries, including all Related Party Transactions. The Parent has not received any written complaint, allegation, assertion, or claim regarding the financial accounting or internal accounting controls of the Parent or any written complaint, allegation, assertion, or claim from officers or employees of the Parent regarding questionable financial accounting with respect to the Parent. No attorney representing the Parent, whether or not employed by the Parent, has reported credible evidence of any material violation of securities Laws, breach of fiduciary duty, fraud, or similar material violation by the Parent, or any officers or agents of agents of the Parent.

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Section 3.06 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Parent and each of its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice and the Parent has not taken any action to do or cause any of the following:

(a) any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(b) amend or propose to amend its Charter Documents;

(c) (i) split, combine, or reclassify any equity interests, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any shares of the Parent Common Stock, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of the Parent Common Stock;

(d) issue, grant, sell, pledge, dispose of, or encumber any shares of the Parent Common Stock or any options, warrants or other rights to acquire shares of the Parent Common Stock or securities convertible into or exchangeable for shares of the Parent Common Stock;

(e) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person in excess of $100,000 in the aggregate;

(f) repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Parent, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(g) enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any material contracts or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof, would constitute a material contract or Lease with respect to material Real Estate hereunder;

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(h) institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Parent or any of its Subsidiaries of an amount exceeding $200,000 in the aggregate, other than the settlement of claims, liabilities, or obligations reserved against on the Parent Balance Sheet; provided, that the Parent shall not settle or agree to settle any Legal Action in which settlement involves a conduct remedy or injunctive or similar relief by the Parent or has a restrictive impact on the Parent’s business;

(i) make any material change in any method of financial accounting principles or practices, in each case except for any such change required by applicable Law;

(j) (i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Parent Balance Sheet, (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Parent;

(k) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;

(l) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(m) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, if the Company were subject thereto;

(n) adopt or implement any stockholder rights plan or similar arrangement; or

(o) agree or commit to do any of the foregoing.

Section 3.07 Compliance; Permits.

(a) Compliance. The Parent is, and since January 1, 2018 has been, in material compliance with all Laws or Orders applicable to the Parent or by which the Parent or its business or properties is bound. Since January 1, 2018, no Governmental Entity has issued any notice or notification stating that the Parent or any of its Subsidiaries is not in compliance with any Law in any material respect. To the Parent’s Knowledge, since January 1, 2018, no investigation or inquiry (other than ordinary course reviews) is currently being or has been conducted or threatened by any Governmental Entity with respect to the Parent or any of its Subsidiaries. Neither the Parent nor any of its Subsidiaries, nor to the Parent’s Knowledge, any of its or any of its Subsidiaries’ executive officers or directors: (A) has ever been charged with, indicted for or convicted of any felony or any crime involving fraud, misrepresentation or insider trading, or (B) is subject to any outstanding order barring, suspending or otherwise materially limiting the right of any such individual to engage in any activity conducted as part of the business of the Parent as currently conducted.

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(b) Permits. The Parent holds, to the extent necessary to operate its business as it is being operated as of the date hereof, all Permits, except for any Permits which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Parent is pending or, to the Knowledge of the Parent, threatened, except for any such suspension, cancellation, non-renewal or adverse modification that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Parent is and, since January 1, 2018, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 3.08 Litigation. There is no Legal Action pending, or to the Knowledge of the Parent, threatened against the Parent or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Parent, any officer or director of the Parent or any of its Subsidiaries in their capacities as such other than any such Legal Action that: (a) does not involve an amount that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and (b) does not seek material injunctive or other material non-monetary relief. None of the Parent or any of its Subsidiaries or any of their respective properties or assets is subject to any Order which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the Knowledge of the Parent, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of the Parent, threatened, in each case regarding any accounting practices of the Parent or any of its Subsidiaries or any malfeasance by any officer or director of the Parent or any of its Subsidiaries.

Section 3.09 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, all insurance policies maintained by the Parent are in full force and effect and provide insurance in such amounts and against such risks as the Parent reasonably has determined to be prudent, taking into account the industry in which the Parent operates, and as is sufficient to comply with applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, the Parent is not in breach or default, and neither the Parent nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect and to the Knowledge of the Parent: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

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Section 3.10 Acknowledgment of Restrictions on Transferability. The Parent acknowledges and understands that the Company Shares will not be registered under the Securities Act, and as such, the Company Shares to be issued shall be restricted securities as defined in Rule 144. Furthermore, the uncertificated book entries that will evidence the Company Shares will include the following restrictive notation or one substantially similar thereto:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “Act”) or qualified under the securities laws of any state. Accordingly, the sale, transfer, pledge, hypothecation, or other disposition of any such securities or any interest therein may not be accomplished except pursuant to an effective registration statement under the Act and qualification under applicable state securities laws, or pursuant to an opinion of counsel, satisfactory in form and substance to BankCard Services, LLC, to the effect that such registration and qualification are not required.

Section 3.11 Exempt Offering. None of the Parent or any of its Subsidiaries or, to the Parent’s Knowledge, any of their respective Affiliates or any Person acting on any of their behalf has, directly or indirectly, made any offers or sales of any Parent security or solicited any offers to buy any security under circumstances that would (i) be integrated with the offer and exchange of the Parent Shares, and (ii) make unavailable the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Parent of the Parent Shares as contemplated hereby.

Section 3.12 Independent Investigation. The Parent has conducted, together with its financial, legal, and tax advisors, its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose. The Parent acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Parent has relied solely upon its own investigation, its own advisors, and the express representations and warranties of the Company set forth in Article II of this Agreement (including the related portions of the Company Disclosure Letter), and the Parent has not relied upon any representation or warranty as to the Company other than those set forth in Article II of this Agreement (including the related portions of the Company Disclosure Letter); and (b) neither the Company nor any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in Article II of this Agreement (including the related portions of the Company Disclosure Letter).

Section 3.13 Institutional Accredited Investor. The Parent is (i) an institutional “accredited investor” as such term is defined in Rule 501(a) promulgated by the SEC under the Securities Act and as contemplated by subsections (1), (2), (3), (7) and (8) of Rule 501(a) promulgated by the SEC under the Securities Act, and has no less than $5,000,000 in total assets.

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Section 3.14 Economic Loss and Sophistication. The Parent is able to bear the economic risk of losing its entire investment in the Company Shares. The Parent acknowledges that the Company Shares are not readily marketable. The Parent has such knowledge and experience in financial and business matters that the Parent is capable of evaluating the risks and merits of the investment and the risks and merits of the Company Shares.

Section 3.15 No Registration of Interests. The Parent acknowledges and agrees that, based in part upon its representations contained herein and in reliance upon applicable exemptions, no interest in the Company Shares to be acquired by the Parent has been or will be registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. The Parent agrees not to offer, sell, pledge or otherwise dispose of all or any portion of the Company Shares except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities Laws, unless (i) in the opinion of counsel for, or counsel satisfactory to, the Company, the registration or qualification under the Securities Act and any applicable state securities Laws is not required and, (ii) if required, the Parent has received any necessary regulatory approvals. The Parent understands that Rule 144 may not become available for resales of the Company Shares.

Section 3.16 Investment Intent. The Parent acknowledges that it is acquiring the Company Shares for its own account for investment, and not with a view to any distribution, resale, subdivision, or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities Law, and the Parent has no present plans to enter into any contract, undertaking, agreement, or arrangement for any such distribution, resale, subdivision, or fractionalization. The Company Shares are not being acquired, directly or indirectly, as nominee, trustee or representative of or for any other person or persons.

Section 3.17 Performance Guarantee. None of the Company, any broker or dealer, any of the officers, directors, managers, shareholders, partners, employees or agents of either, or any other persons, whether expressly or by implication, has represented, guaranteed or warranted that (i) the Parent will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company’s activities or the Parent’s investment in the Company; or (ii) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the future results of the ownership of the Company Shares or of the Company’s activities.

Section 3.18 Reliance. The Parent acknowledges that it is not relying on any oral representation of any officer or manager of the Company or any person purported to be acting on behalf of the Company. The Parent is not relying on the Company with respect to the tax and other economic considerations of an investment in the Company Shares and has consulted its own attorney, accountant or investment advisor with respect to an investment in the Company Shares.

Section 3.19 Speculative Investment. The Parent is aware that (i) an investment in the Company Shares is speculative and involves a high degree of risk, which the Parent has carefully considered, (ii) no federal or state agency has passed upon the merits of the sale of the Company Shares, and (iii) there is expected to be no public market for the Company Shares and it may not be possible for the Parent to liquidate its investment in the Company Shares. The Parent is able to afford a complete loss of the investment.

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Section 3.20 Investment Company. Neither the Parent nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and, to the Parent’s Knowledge, immediately following the Closing shall not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and neither the Parent nor any of its Subsidiaries sponsors any person that is such an investment company.

Section 3.21 No General Solicitation or General Advertising. Neither the Parent nor, to the Parent’s Knowledge, any person acting on its behalf has engaged or shall engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Parent Shares pursuant to this Agreement.

ARTICLE IV

COVENANTS

Section 4.01 Access to Information; Confidentiality.

(a) Access to Information. Each party shall afford to the other party and its agents and representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with its business or operations, to its officers, managers, employees, accountants, agents, properties, offices, and other facilities and to all of its books, records, contracts, and other assets, and shall furnish promptly to the other party such other information concerning its business and properties as the other party may reasonably request from time to time. A party shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect a party’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to a party pursuant to this Agreement.

(b) Confidentiality. The parties hereby agree that all information provided to the other party or the other party’s agents and representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 4.01(a), shall be treated in accordance with the Mutual Non-Disclosure Agreement, dated October 31, 2023, between the Parent and the Company (the “Confidentiality Agreement”). The Parent and the Company shall comply with, and shall cause their respective agents and representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

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Section 4.02 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and the Parent shall, and shall cause any of its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, or advisable to consummate and make effective, and to obtain all required Consents of Governmental Entities with respect to, the Exchange and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions from Governmental Entities and the making of all necessary registrations, filings, and notifications (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Exchange and to fully carry out the purposes of this Agreement. The Company and the Parent shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses(i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or the Parent, on the other hand, receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and, subject to applicable Law, after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

Section 4.03 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and the Parent. Thereafter, each of the Company and the Parent agrees that no public release, statement, announcement, or other disclosure concerning the Exchange and the other transactions contemplated hereby shall be issued by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Entity to which the relevant party is subject or submits; provided, in each such case, that the party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such release, statement, announcement, or other disclosure in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 4.03 shall not apply to any release, statement, announcement, or other disclosure made with respect to the Exchange and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by the Company or the Parent in accordance with this Section 4.03.

Section 4.04 Certain Tax Matters. Each of the Company and the Parent shall use its reasonable best efforts to cause the Exchange to qualify, and not take or fail to take any action which action (or failure to act) would reasonably be expected to prevent or impede either the Parent Stock Issuance or the Company Share Issuance from being treated in accordance with Section 1032 of the Code, unless otherwise required pursuant to applicable Law.

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Section 4.05 Form D and Blue Sky. Each of the Company and the Parent agrees to timely file a Form D with respect to the Company Shares and the Parent Shares, respectively, as required under Regulation D and make all filings and reports relating to the offer and sale of their respective shares required under applicable securities or Blue Sky Laws of the states of the United States following the Closing.

Section 4.06 No Integration. The Company and the Parent shall not, and shall each use its reasonable best efforts to ensure that none of their respective Affiliates shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration of the Shares under the Securities Act.

Section 4.07 Further Assurances. At and after the Closing Date, the officers, directors and managers of each party shall be authorized to execute, deliver, acknowledge and record, in the name and on behalf of such party, any certificates, stock powers, or assurances and to take and do, in the name and on behalf of such party, any other actions and things to vest, perfect, or confirm of record the transfer of the Parent Shares to the Company and the Company Shares to the Parent.

Section 4.08 Conversion of Parent Shares. Subject to the restrictions contained in Sections 2.18 and 2.22 of this Agreement, upon the occurrence of a Permitted Outside Transfer of the Parent Shares, the Parent shall use commercially reasonable efforts to promptly take all necessary steps to convert and replace such Parent Shares with an equal number of shares of Parent Voting Common Stock; provided, however, that if the receipt of prior regulatory approval would be required in connection with such Permitted Outside Transfer or the conversion of Parent Shares into Parent Voting Common Stock, then such prior regulatory approvals must be obtained before the Parent will effectuate any conversion of Parent Shares into Parent Voting Common Stock. For the avoidance of doubt, and subject to the restrictions contained in Sections 2.18 and 2.22 of this Agreement, this Section 4.08 shall not prohibit the transfer of Parent Shares if such transfer of Parent Shares is not a Permitted Outside Transfer; provided, that such Parent Shares to be transferred in a manner that is not a Permitted Outside Transfer shall not be converted into shares of Parent Voting Common Stock upon such transfer.

ARTICLE V

MISCELLANEOUS

Section 5.01 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

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“Agreement” has the meaning set forth in the Preamble.

“Bank Board” has the meaning set forth in the Recitals.

“Business Day” means any day, other than Saturday, Sunday, or any day on which the Bank is authorized or required by Law or other governmental action to close.

“Charter Documents” means the following documents, all as amended and as in force and effect as of the date of this Agreement: (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof; (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement, as applicable, thereof; (c) with respect to a partnership, the certificate of formation and the partnership agreement; and (d) with respect to any other Person, the organizational, constituent and/or governing documents and/or instruments of such Person.

“Closing” has the meaning set forth in Section 1.03.

“Closing Company Deliverables” has the meaning set forth in Section 1.03(a).

“Closing Date” has the meaning set forth in Section 1.03.

“Closing Parent Deliverables” has the meaning set forth in Section 1.03(b).

“Code” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the TAROA, a true and correct copy of which has been delivered or made available to the Parent.

“Company” has the meaning set forth in the Preamble.

“Company Balance Sheet” has the meaning set forth in Section 2.05(b).

“Company Disclosure Letter” means the disclosure letter to be delivered by the Company to the Parent on or before the Closing Date.

“Company IP” has the meaning set forth in Section 2.08(b).

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party, beneficiary, or otherwise bound.

“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloudbased or other third-party service providers) by the Company or any of its Subsidiaries.

“Company Manager” has the meaning set forth in the Recitals.

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“Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of the Company; or (b) the ability of the Company to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (a), a Company Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions; (ii) the execution and delivery of this Agreement or consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, of the Company with employees, suppliers, customers, Governmental Entities, or other third Persons (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery of this Agreement); (iii) any changes in applicable Law or applicable accounting standards, including interpretations thereof, (iv) acts of war, sabotage, or terrorism, or military actions, or the escalation thereof; (v) natural disasters, or weather conditions, epidemics, pandemics, or disease outbreaks as declared by the Health and Human Services Secretary of the United States; (vi) general conditions in the industry in which the Company operates; (vii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (viii) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with the Parent’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company, compared to other participants in the industries in which the Company conducts its business (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).

“Company Material Contract” has the meaning set forth in Section 2.16(a).

“Company Nonvoting Common Shares” means the Nonvoting Common Shares as defined in the TAROA.

“Company-Owned IP” means all Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Shares” has the meaning set forth in Section 1.01(a).

“Company Share Issuance” means the issuance by the Company of the Company Shares to the Parent.

“Confidentiality Agreement” has the meaning set forth in Section 4.01(b).

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“Consent” has the meaning set forth in Section 2.04(c).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

“Covered Persons” has the meaning set forth in Section 2.03(b).

“Disqualification Events” has the meaning set forth in Section 2.03(b).

“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect.”

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Consideration” has the meaning set forth in Section 1.01(b).

“GAAP” has the meaning set forth in Section 2.05(a).

“Governmental Entity” has the meaning set forth in Section 2.04(c).

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

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“Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and all registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights.

“Joint Special Committee” has the meaning set forth in the Recitals.

“Knowledge” means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 5.01 of the Company Disclosure Letter; and (b) with respect to the Parent and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 5.01 of the Parent Disclosure Letter, in each case, after due inquiry.

“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

“Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.

“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or examinations.

“Liability” means any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“Member” and “Members” have the meanings respectively set forth in the Recitals.

“Membership Interests” has the meaning set forth in the Recitals and refers to the Common Shares, Series A Preferred Shares and Series B Preferred Shares, but does not include the Profits Interests Shares.

“NLLCA” means the Nevada Revised Statutes Chapter 86 et seq. (the “NLLCA”).

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“Order” has the meaning set forth in Section 2.10.

“Other Governmental Approvals” has the meaning set forth in Section 2.04(c).

“Parent” has the meaning set forth in the Preamble.

“Parent Balance Sheet” has the meaning set forth in Section 3.05(b).

“Parent Board” has the meaning set forth in the Recitals.

“Parent Common Stock” means the Parent Voting Common Stock and the Parent Nonvoting Common Stock.

“Parent Disclosure Letter” means the disclosure letter with respect to the Parent to be delivered by the Parent to the Company on or before the Closing Date.

“Parent Equity Award” means a Parent Stock Option or a Parent Restricted Share, as the case may be.

“Parent Material Adverse Effect” means any Effect that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of the Parent and its Subsidiaries, taken as a whole; or (b) the ability of the Parent to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (a), a Parent Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions; (ii) the execution and delivery of this Agreement or consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, of the Parent and its Subsidiaries with employees, suppliers, customers, Governmental Entities, or other third Persons (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery of this Agreement); (iii) any changes in applicable Law or GAAP or other applicable accounting standards, including interpretations thereof, (iv) acts of war, sabotage, or terrorism, or military actions, or the escalation thereof; (v) natural disasters, or weather conditions, epidemics, pandemics, or disease outbreaks as declared by the Health and Human Services Secretary of the United States; (vi) general conditions in the industry in which the Parent and its Subsidiaries operate; (vii) any failure, in and of itself, by the Parent to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Parent Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of Parent’s securities (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Parent Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (ix) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with the Company’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Parent and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Parent and its Subsidiaries conduct their businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Parent Material Adverse Effect has occurred).

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“Parent Nonvoting Common Stock” has the meaning set forth in the Recitals.

“Parent Preferred Stock” has the meaning set forth in Section 3.02(a).

“Parent Restricted Share” means any Parent Common Stock subject to vesting, repurchase, or other lapse of restrictions granted under any Parent Stock Plan.

“Parent Securities” has the meaning set forth in Section 3.02(c).

“Parent Shares” has the meaning set forth in Section 1.01(b).

“Parent Stock Issuance” means the issuance by the Parent of the Parent Shares to the Company.

“Parent Stock Option” means any option to purchase the Parent Common Stock granted under any Parent Stock Plan.

“Parent Stock Plans” means the following plans, in each case as amended: (a) that certain 2007 Long-Term Stock Option Plan, which although no longer authorized for the new issuance of the Parent Stock Options, has outstanding certain duly authorized Parent Stock Options which have not, as-yet, been exercised for the acquisition of the Parent Common Stock; and (ii) that certain 2016 Equity Incentive Plan.

“Parent Subsidiary Securities” has the meaning set forth in Section 3.02(f).

“Parent Voting Common Stock” has the meaning set forth in Section 3.02(a).

“Parent Voting Debt” has the meaning set forth in Section 3.02(e).

“Parties” or “parties” shall mean the Parent and the Company.

“Permits” has the meaning set forth in Section 2.09(b).

“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) any non-exclusive license to any Intellectual Property entered into in the ordinary course; and (g) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation.

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“Permitted Outside Transfer” means any transfer of the Parent Shares by a holder (i) in a widespread public distribution; (ii) to the Parent; (iii) in a private sale or transfer (including, without limitation, a distribution (x) by a partnership to a partner or former partner, (y) by a limited liability company to a member or former member or (z) by a corporation to a shareholder or former shareholder) in which the relevant transferee (together with its Affiliates and other transferees acting in concert with it) would receive no more than 2% of the outstanding shares of any class of voting shares (as defined in 12 C.F.R. § 225.2(q)(3) and determined by giving effect to the conversion of such transferred shares of Parent Shares upon such transfer pursuant to this Section 4.08) of the Parent; or (iv) to a transferee that (together with its Affiliates and other transferees acting in concert with it) owns or controls more than 50% of every class of voting shares (as defined in 12 C.F.R. § 225.2(q)(3)) of the Parent without regard to any transfer of shares from the transferor.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term includes a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Profits Interest Shares” has the meaning set forth in the TAROA.

“Real Estate” means the Leased Real Estate only.

“Related Party Transactions” has the meaning set forth in Section 2.06(p).

“Rule 144” has the meaning set forth in Section 2.18.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 1.01(c).

“Series A Preferred Shares” has the meaning set forth in the TAROA.

“Series B Preferred Shares” has the meaning set forth in the TAROA.

“Shares” means the Company Shares or Parent Shares, as applicable.

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“Solicitor” has the meaning set forth in Section 2.03(b).

“Subsidiary” of a Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“TAROA” means the Third Amended and Restated Operating Agreement of the Company, a true and correct copy of which has been delivered or made available to the Parent.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Voting Debt” has the meaning set forth in Section 2.02(c).

Section 5.02 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter and the Parent Disclosure Letter.

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(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.03 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Closing Date. This Section 5.03 does not limit any covenant or agreement of the parties contained in this

Agreement which, by its terms, contemplates performance after the Closing Date. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

Section 5.04 Governing Law. This Agreement and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Nevada.

Section 5.05 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the federal and state courts located in Clark County, Nevada. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 5.07 or in such other manner as may be permitted by applicable Laws will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 5.05; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 5.06 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.06.

Section 5.07 Notices. All notices, requests, consents, claims, demands, amendments, waivers, and other communications hereunder shall be in writing (including in .pdf or other digital form) and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand providing proof of delivery; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.07):

If to the Parent, to:

GBank Financial Holdings Inc.

9115 West Russell Road, Suite 110

Las Vegas, Nevada 89148

Attention: Mr. Charles W. Griege

Email: chuck@bluelioncap.com

and

Attention: T. Ryan Sullivan

Email: rsullivan@g.bank

with a copy (which will not constitute notice to the Parent) to:	Hunton Andrews Kurth LLP 1445 Ross Avenue, Suite 3700 Dallas, Texas 75202 Attn: Peter G. Weinstock, Esq. Phone: (214) 468-3395 Email: pweinstock@hunton.com
If to the Company, to:	Bankcard Services, LLC 9115 9115 West Russell Road, Suite 110 Las Vegas, Nevada 89148 Attention: Omega Industries, Inc., c/o Mr. Edward M. Nigro Email: enigro@g.bank.com

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with a copy (which will not constitute notice to the Company) to:	Sklar Williams PLLC 410 South Rampart Blvd., Suite 350 Las Vegas, Nevada 89145 Attention: Alan C. Sklar, Esq. Email: asklar@sklar-law.com

Section 5.08 Entire Agreement; Amendments and Waivers. This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Letter, the Parent Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all other prior or contemporaneous agreements and understandings, both written and oral, between the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the Parent Disclosure Letter, and the Company Disclosure Letter (other than an exception expressly set forth as such in the Parent Disclosure Letter or the Company Disclosure Letter), the statements in the body of this Agreement will control. This Agreement may only be amended by a writing signed by each of the parties hereto. A waiver of any provision of this Agreement shall be in writing signed by the waiving party, shall only be effective in the instance granted and shall not operate as a waiver of such provision in the future or of any other provision of this Agreement.

Section 5.09 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, as nearly as possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.11 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Parent, on the one hand, nor the Company on the other hand, may assign its rights or delegate its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment or delegation shall relieve the assigning or delegating party of any of its obligations hereunder.

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Section 5.12 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 5.13 Specific Performance.

(a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.

(b) Each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Section 5.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, including in .pdf or other digital form, all of which counterparts will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by the other party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

GBANK FINANCIAL HOLDINGS INC.,

a Nevada corporation

By:	/s/ T. Ryan Sullivan
T. Ryan Sullivan, President and CEO

BANKCARD SERVICES, LLC,

a Nevada limited-liability company

By:	Omega Industries, Inc.,
a Nevada corporation, Manager

By:	/s/ Edward M. Nigro
Edward M. Nigro, President

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